UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 15, 2011

BIO-AMD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 14 South Molton Street London, UK	W1K 5QP
(Address of principal executive offices)	(Zip Code)

+44(0)8445-861910
(Registrant’s telephone number, including area code)

Flex Fuels Energy, Inc.
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 15, 2011 Flex Fuels Energy, Inc., a Nevada corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company merged with its newly formed, wholly owned subsidiary, Bio-AMD, Inc., a Nevada corporation ("Merger Sub" and such merger transaction, the "Merger"). Upon the consummation of the Merger, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named Bio-AMD, Inc.

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name. Upon the filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of Nevada on April 15, 2011 to effect the Merger, the Company's articles of incorporation were deemed amended to reflect the change in the Company's corporate name.

A copy of the Articles of Merger and Agreement and Plan of Merger as filed with the Secretary of State of Nevada on April 15, 2011 are attached as Exhibits 2.1 and 2.2.

The Company's common stock will temporarily remain listed for quotation on OTC Markets and the OTC Bulletin Board under the current symbol “FXFL” until a new symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA). The Company will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

We have changed our name to “Bio-AMD, Inc.” to reflect a name which recognizes our core business area.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

See Item 1.01 above.

Item 8.01                      Other Events.

See Item 1.01 above.

Item 9.01                      Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-AMD, INC.

Dated: April 20, 2011	By:	/s/ Thomas Barr
Name: Thomas Barr
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Articles of Merger as filed with the Nevada Secretary of State on April 15, 2011

2.2	Agreement and Plan of Merger, dated April 15, 2011, by and between Flex Fuels Energy, Inc. and Bio-AMD, Inc.